Exhibit 5.7

555 S. Kansas Ave., Suite 101 Topeka, Kansas 66603-3423 785.233.3600 Fax 785.233.1610	ATTORNEYS AT LAW 1551 N. Waterfront Parkway, Suite 100 Wichita, Kansas 67206-4466 316.267.6371 Fax 316.267.6345 MEMBER OF LEX MUNDI, THE WORLD’S LEADING ASSOCIATION OF INDEPENDENT LAW FIRMS	9 Corporate Woods, Suite 450 9200 Indian Creek Parkway Overland Park, Kansas 66210-2017 913.498.2100 Fax 913.498.2101

WICHITA	OF COUNSEL	OVERLAND PARK	TOPEKA

MIKEL L. STOUT

STANLEY G. ANDEEL

FREDERICK L. HAAG

RICHARD D. EWY

DARRELL L. WARTA

HARVEY R. SORENSEN

JAMES M. ARMSTRONG

MARY KATHLEEN BABCOCK

CHARLES P. EFFLANDT

GARY L. AYERS

LARRY G.RAPP

JAY F. FOWLER

STEPHEN M. KERWICK

CHRISTOPHER M. HURST

TERRY C. CUPPS

WYATT M. WRIGHT

JIM H. GOERING

WYATT A. HOCH

AMYS. LEMLEY

DOUGLAS L. HANISCH

DOUGLAS L. STANLEY

TIMOTHY B. MUSTAINE

JEFFERY A. JORDAN

TRISHA A. THELEN

WILLIAM R. WOOD II

KEVIN J. ARNEL

CRAIG W. WEST

ERIC K. KUHN

JAY M. RECTOR

STEWART T. WEAVER

MARK A. BIBERSTEIN

JEFF P. OEGRAFFENRE1D

MARTHA AARON ROSS

BOYD A. BYERS

DAVID E. ROGERS

TODD N. TEDESCO

HOLLY A. DYER

TIMOTHY P. O’SULLIVAN

DONALD D. BERNER

WILLIAM P. MATTHEWS

SHANNON D. WEAD

KARL N. HESSE

MICHAEL J. NORTON

SCOTT C. PALECKI

PATRICIA VOTH BLANKENSHIP

CAROLYN L. MATTHEWS

ANDREW J. NOLAN

FORREST T. RHODES

CHRISTOPHER L. ARELLANO

BROOKE BENNETT AZIERE

SHANNON L. BELL

SOPHIE K. COUNTS

CATHRYN J. DINGES

JASON P. LACEY

MICHAEL J. MAYANS

BRADLEY C. MIRAKIAN

ALICIA E. MITCHELL

STARLA BORG SULLIVAN

ANDREW P. THENGVALL

	ROBERT L. HOWARD CHARLES J. WOODIN SPECIAL COUNSEL DAVID M. TRASTER A. JACK FOCHT	JAMES D. OLIVER R. DOUGLAS REAGAN VAUGHN BURKHOLDER WYATT M. WRIGHT WILLIAM P. TRENKLE, JR. SAMUEL P. LOGAN WENDELL F. (BUD) COWAN SCOTT C. NEHRBASS ISSAKU YAMAASHI JAMES K. LOGAN JOHN C. PECK	JAMES P. RANKIN THOMAS L. THEIS ROBERT A. FOX ZACHARY W. KING KYLE J. STEADMAN RETIRED WILLIAM H. DYE PHILLIP S. FRICK RICHARD C. HARRIS GERALD SAWATZKY ROBERT M. SIEFKIN

June 20, 2006

CRC Health Corporation

20400 Stevens Creek Boulevard

Suite 600

Cupertino, California 95014

Re:	$200,000,000 aggregate principal amount of 10 3/4% Senior Subordinated Notes due February 1, 2016 of CRC Health Corporation issued in exchange for $200,000,000 aggregate principal amount outstanding of 10 3/4% Senior Subordinated Notes due February 1, 2016 of CRC Health Corporation and the related Exchange Guarantees

Ladies and Gentlemen:

We have acted as local corporate counsel in the State of Kansas (the “State”) to the Kansas corporations listed on Schedule 1 attached hereto (each, a “Guarantor” and collectively, the “Guarantors”) in connection with (i) the proposed issuance by the CRC Health Corporation, a Delaware corporation (the “Issuer”), in an exchange offer (the “Exchange Offer”) of $200,000,000 aggregate principal amount of 10 3/4% Senior Subordinated Notes due February 1, 2016 (the “Exchange Notes”), which are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of the Issuer’s outstanding 10 3/4% Senior Subordinated Notes due February 1,2016 (the “Initial Notes”), which have not been, and will not be, so registered, (ii) the guarantee of the Exchange Notes (the “Exchange Guarantees”) by the Guarantors, and (iii) the preparation of the registration statement on Form S-4 filed by the Issuer and the Guarantors with the Securities and Exchange Commission (the “Registration Statement”) for the purpose of registering the Exchange Notes and the Exchange Guarantees under the Securities Act.

The Initial Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture dated as of February 6, 2006, (the “Indenture”) between the Issuer, CRCA Merger Corporation, a Delaware corporation, the Guarantors, the other subsidiaries named on the signature pages thereto and U.S. Bank National Association, as trustee. The terms of the Exchange Guarantees are contained in the Indenture and the Exchange Guarantees will be issued pursuant to the Indenture. Capitalized terms defined in the Indenture and not otherwise defined herein are used herein with the meanings so defined.

CRC Health Corporation

June 20, 2006

We have examined such documents and made such other investigation as we have deemed appropriate to render the opinion set forth below. As to matters of fact material to our opinion, we have relied, without independent verification, on representations made in the Indenture, certificates and other documents and other inquiries of officers of the Issuer and the Guarantors and of public officials.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except as set forth below, the validity and binding effect thereof on such parties.

Our opinions set forth herein are limited to the laws of the State that are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.	The Guarantors are validly existing and in good standing under the laws of the State.

2.	The Indenture has been duly authorized and executed by the Guarantors.

3.	The Exchange Guarantees have been duly authorized by the Guarantors.

4.	The execution of the Indenture by the Guarantors and the performance by the Guarantors of the terms and provisions thereof do not, and the performance of the terms and provisions of the Exchange Guarantees in accordance with the Indenture will not, violate any laws of the State.

The opinions expressed herein are subject to (i) bankruptcy, insolvency, reorganization, receivership, liquidation, moratorium, fraudulent conveyance and other similar laws relating to or

CRC Health Corporation

June 20, 2006

affecting the rights or remedies of creditors or secured parties generally and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

We consent to the incorporation by reference of this opinion in the Registration Statement and the filing of this opinion as an exhibit thereto and as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Exchange Guarantees. We also consent to the identification of our firm as local counsel to the Guarantors listed on Schedule 1 attached hereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act. Ropes & Gray LLP may rely on this opinion in rendering their opinion to you with respect to the validity and enforceability of the Exchange Guarantees for inclusion as an exhibit to the Registration Statement.

Sincerely,

FOULSTON SIEFKIN LLP

Schedule 1

Kansas City Treatment Center, Inc.

Wichita Treatment Center Inc.